Exhibit 99.1

byNordic Acquisition Corporation Announces Pricing of $150 Million Initial Public Offering

NEW YORK/Malmö, Feb. 08, 2022 (GLOBE NEWSWIRE) -- byNordic Acquisition Corporation (the “Company”), today announced that it has priced its initial public offering of 15,000,000 units at $10.00 per unit.   The units will be listed on the NASDAQ Global Market (“Nasdaq”) and will begin trading tomorrow, Wednesday, February 9, 2022, under the ticker symbol “BYNOU.”  Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share.  Only whole warrants are exercisable and will trade.  Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “BYNO” and “ BYNOW”, respectively.

The offering is expected to close on Friday, February 11, 2022, subject to customary closing conditions.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.  While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on identifying high technology growth companies in the northern part of Europe.

The Company is led by its Chief Executive Officer, Michael Hermansson, its Chief Operating Officer, Thomas Fairfield, and its Director of Acquisitions, Mats Karlsson.  Mr. Hermansson and Mr. Karlsson are based in Sweden.

Keefe, Bruyette & Woods, Drexel Hamilton, LLC and I-Bankers Securities, Inc. are acting as the book running managers for the offering.  The Company has granted the underwriters a 45-day option to purchase up to an additional 2,250,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus.  Copies of the prospectus may be obtained, when available, from Keefe, Bruyette & Woods, A Stifel Company at 787 Seventh Avenue, Fourth Floor, New York, NY 10019, by e-mail at USCapitalMarkets@kbw.com, by fax at 212-581-1592, or by calling 1-800-966-1559; Drexel Hamilton, LLC at 77 Water Street, Suite 201, New York, NY 10005, by email at ECMSyndicate@drexelhamilton.com, or by calling 646-412-1504; or I-Bankers Securities, Inc. at 1208 Shady Lane N, Keller, Texas 76248.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission on February 8, 2022.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated.  Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the Securities and Exchange Commission (“SEC”).  Copies are available on the SEC’s website, www.sec.gov.  The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Michael Hermansson
Chief Executive Officer
+ 46 707 294100
ir@bynordic.se

Thomas Fairfield
Chief Operating Officer
302-530-4621
ir@bynordic.se